                                                             EXHIBIT 99.23(i)(2)

                               PALMER & DODGE LLP
                    ONE BEACON STREET, BOSTON, MA 02108-3190

TELEPHONE: (617) 573-0100                              FACSIMILE: (617) 227-4420

                                 October 17, 2000

Century Shares Trust
One Liberty Square
Boston, Massachusetts 02109

We hereby consent to the incorporation by reference into Post-Effective Amendment No. 75 to the Registration Statement on Form N-1A of the Trust (File No. 811-00019) of our opinion filed with Post-Effective Amendment No. 71, and to any reference to our firm in such Registration Statement.

                               Very truly yours,

                               /s/ PALMER & DODGE LLP

                               PALMER & DODGE LLP